Exhibit 10.3

FORM OF SHAREHOLDER SUPPORT DEED

This Shareholder Support Deed (as may be amended, supplemented, modified or varied in accordance with the terms herein, this “Deed”) is dated as of [*], 2023 by and among Ross Acquisition Corp II, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”), APRINOIA Therapeutics Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), APRINOIA Therapeutics Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PubCo”) and the Persons set forth on Schedule I hereto (each, a “Company Shareholder” and collectively, the “Company Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

Recitals

Whereas, as of the date hereof, each Company Shareholder is the holder of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of Company Ordinary Shares and Company Preferred Shares as set forth opposite its name on Schedule I hereto (such Company Ordinary Shares and Company Preferred Shares, together with any other Company Shares acquired by such Company Shareholder after the date of this Deed and during the term of this Deed, including as a result of the Transaction, by purchase, as a result of a share dividend, subdivision, recapitalization, consolidation, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, collectively referred to herein as the “Subject Shares” of such Company Shareholder);

Whereas, on or about the date of execution and delivery of this Deed, the SPAC, the Company, PubCo,  APRINOIA Therapeutics Merger Sub 1, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”), APRINOIA Therapeutics Merger Sub 2, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of SPAC (“Merger Sub 2”) and APRINOIA Therapeutics Merger Sub 3, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of SPAC (“Merger Sub 3”, collectively with Merger Sub 2 and Merger Sub 3, the “Merger Subs”), have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”) to consummate the Mergers (as defined in the Business Combination Agreement) pursuant to the terms thereto; and

Whereas, as a condition to the willingness of SPAC to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

Now, Therefore, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

SHAREHOLDER SUPPORT DEED; COVENANTS

1.1          Binding Effect of Business Combination Agreement. Each Company Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Deed and has had the opportunity to consult with its tax and legal advisors. Each Company Shareholder shall be bound by and comply with Section 9.02 (Non-Solicit), Section 9.03 (Preparation of Joint Proxy Statement/Prospectus; SPAC Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals) and Section 12.12 (Publicity) of the Business Combination Agreement as if (a) such Company Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Company” in Section 9.05 (Tax Matters) of the Business Combination Agreement also referred to each such Company Shareholder.

1.2          No Transfer. Other than pursuant to this Deed, each Company Shareholder shall not, directly or indirectly, (i) lend, sell, transfer, tender, grant, charge, mortgage, pledge or otherwise encumber, grant a security interest in, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in any Subject Share, (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Second Merger and/or the Third Merger, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, (iii) take any action that would make any representation or warranty of such Company Shareholder herein untrue or incorrect in any material respect, or have the effect of preventing or disabling such Company Shareholder from performing its material obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Company Shareholder from performing any of its material obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Company Shareholder agrees with, and covenants to, SPAC, PubCo and the Company that such Company Shareholder shall not request that the Company register the Transfer (in its register of members, by book-entry or otherwise) of any certificated or uncertificated interest representing any of its Subject Shares.

1.3          Dissenters’ Rights. Each Company Shareholder hereby irrevocably waives, and/or agrees not to exercise or assert, any and all rights, actions or claims under Section 238 of the Companies Act of the Cayman Islands (as amended) (the “Act”) (including but not limited to the right to dissent from the merger, and the rights in s.238(12) and/or s.238(16) of the Act), and any other similar statute in connection with the Second Merger, the Third Merger and the Business Combination Agreement.

1.4          New Shares. In the event that prior to the Closing (i) any Company Shares or other securities of the Company are issued or otherwise distributed to a Company Shareholder pursuant to any share dividend or distribution, or any change in any of the Company Ordinary Shares, Company Preferred Shares or other share capital of the Company by reason of any share sub-division, recapitalization, consolidation, exchange of shares or the like, (ii) a Company Shareholder acquires legal or beneficial ownership of any Company Shares after the date of this Deed, or (iii) a Company Shareholder acquires the right to vote or share in the voting of any Company Share after the date of this Deed (together the “New Securities”), the Subject Shares of such Company Shareholder shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

1.5          Restricted Activities.

(a)          No Company Shareholder shall adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (each a “Reorganization Event”) without the prior written consent of the Company and SPAC. Prior to and as a condition to the effectiveness of any Transfer resulting from an approved Reorganization Event, the transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by the provisions of this Deed to the same extent as such Company Shareholder was bound with respect to the transferred Subject Shares.

(b)          Notwithstanding the requirements of Section 1.5(a), a Company Shareholder shall not be required to obtain the prior written consent of the Company and SPAC for any Reorganization Event that occurs by virtue of such Company Shareholder’s organizational documents upon liquidation or dissolution of such Company Shareholder, so long as, (i) the power to vote (including, without limitation, by proxy or power of attorney) and any other right to fulfill such Company Shareholder’s obligations under this Deed and the Business Combination Agreement are not relinquished by such Company Shareholder or (ii) prior to and as a condition to the effectiveness of any Transfer resulting from such liquidation or dissolution, the transferee enters into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by the provisions of this Deed to the same extent as such Company Shareholder was bound with respect to the transferred Subject Shares.

1.6          Company Shareholder Agreements.

(a)          Each Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of Company called to seek the Company Shareholders Approval, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company with respect to the Business Combination Agreement, any other Transaction Document, the Second Merger, the Third Merger or any other Transaction is sought, such Company Shareholder shall, (i)  if a meeting is held, appear at such meeting or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written resolution and /or consent, if applicable) the Subject Shares:

(i)          in favor of granting the Company Shareholders Approval or, if there are insufficient votes in favor of granting the Company Shareholders Approval, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date, including the approval and adoption of the amendment of the Company Articles as contemplated by Section 3.03 of the Business Combination Agreement;

(ii)          against (A) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement, the Second Merger and the Third Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any Group Company, other than as approved in advance in writing by the SPAC, or any public offering of any securities of the Company or any other Group Company, other than in connection with the Transactions and/or as permitted under the Business Combination Agreement, (B) any Company Acquisition Proposal or allowing the Company to execute or enter into, any agreement related to an Company Acquisition Proposal, (C) other than any amendment to the Company Articles permitted under the Business Combination Agreement, any amendment of the Company Articles, the shareholders’ agreement dated as of September 24, 2021, by and among the Company, the Company Shareholders and certain other parties thereto, as amended by the Addendum to Shareholders’ Agreement and C-1 and C-2 Share Purchase Agreements dated November 16, 2021 (as may be amended, supplemented, modified or varied from time to time the “Company Shareholders’ Agreement”), and (D) for each of (A), (B), (C) above or otherwise, against any other proposal or transaction involving Company or any of its Subsidiaries, which would be reasonably likely to, in any material respect, impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by Company of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Second Merger, the Third Merger, any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(b)          Each Company Shareholder represents and warrants that any proxies or powers of attorneys heretofore given in respect of the Subject Shares held by such Company Shareholder that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked.

(c)          Each Company Shareholder hereby irrevocably grants to, and appoints, the Company as such Company Shareholder’s irrevocable proxy and attorney-in-fact (with full power of substitution and delegation), for and in the name, place and stead of such Company Shareholder, to vote in respect of all of its Subject Shares at all annual general meetings and/or extraordinary meetings of the Company, to requisition and convene a meeting or meetings of the members of the Company, to sign a members written resolution of the Company in respect of all of its Subject Shares, or grant a written consent or approval in respect of its Subject Shares in a manner consistent with this Section 1.5(c). Each Company Shareholder hereby affirms that the irrevocable proxy and attorney-in-fact set forth in this Section 1.5(c) is given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and attorney-in-fact is given to secure the performance of the duties of such Company Shareholder under this Deed. Each Company Shareholder hereby further affirms that the irrevocable proxy and attorney-in-fact is granted to secure a proprietary interest and the performance of obligations owed to the Company under this Deed within the meaning of the Powers of Attorney Act (as amended) of the Cayman Islands and each Company Shareholder hereby acknowledges the same. Each Company Shareholder hereby further affirms that the irrevocable proxy and attorney-in-fact may under no circumstances be revoked, and ratifies and confirms all that such irrevocable proxy and attorney-in-fact may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND ATTORNEY-IN-FACT IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT (AS AMENDED) OF THE CAYMAN ISLANDS. The irrevocable proxy and attorney-in-fact granted hereunder shall only terminate upon the termination of this Deed.

(d)          Each Company Shareholder hereby agrees that it will not take any steps which would in any material respect, impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Second Merger, the Third Merger, or any other Transaction, and, without limiting the foregoing, agrees that it will not file any proceedings (including any winding up petition) against the Company or its directors relating to, resulting from, or in reliance upon, the Business Combination Agreement.

1.7          Consent and Waiver of Certain Rights. In favor of the consummation of the Transactions contemplated in the Business Combination Agreement and to satisfy Section 3.03 of the Business Combination Agreement, each Company Shareholder hereby, to the extent applicable, irrevocably and unconditionally (a) consent to the entry by the Company into the Business Combination Agreement, the Plan of Second Merger, the Plan of Third Merger and the transactions contemplated thereunder; and (b) waives any and all rights which such Company Shareholder has or may have in respect of the transactions contemplated in the Business Combination Agreement, the Plan of Second Merger and the Plan of Third Merger, including without limitations, any preemptive rights, redemption rights, rights of participation, right of first refusal, right of co-sale, tag-along rights, drag-along rights, most-favored-nation right, anti-dilution or other similar rights under the Company Articles and the Company Shareholders’ Agreement and any rights to receive notice thereof, including but not limited to (i) rights under Articles 3(d), 4(d) and 5(d) (Conversion Price Adjustment) of the Company Articles, (ii) rights under Articles 3(e), 4(e) and 5(e) (Distribution of Capital upon Liquidation) of the Company Articles, (iii) rights under Articles 35 through 36 (Restrictions on Transfers of Shares), Articles 37 through 43 (Rights of First Refusal), Articles 44 through 45 (Drag-Along Rights), Articles 46 through 48 (Tag-Along Rights), Article 89 (General Protective Provisions), Article 90 (Special Protective Provisions for Holders of Preferred Shares), Article 123 (Special Protective Provisions for Important Matters) of the Company Articles and Section 5 (Protective Provisions), Section 6 (Restrictions of Transfer) and Section 8.8 (Most Favorable Terms) of the Company Shareholders’ Agreement, and (iv) rights under Article 124 (Special Redemption Rights) of the Company Articles and 14.2 (Special Redemption) of the Company Shareholders’ Agreement. Each Company Shareholder hereby agrees that it will not revoke, withdraw, modify or amend the foregoing written consent approving the Company Transaction Proposals in lieu of a meeting of the shareholders of Company called to seek the Company Shareholders Approval.

1.8          Consent to Disclosure. Each Company Shareholder hereby consents to the publication and disclosure in the Joint Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, the Company or PubCo to any Governmental Authority or to security holders of SPAC) of such Company Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Deed and, if deemed appropriate by SPAC, the Company or PubCo, a copy of this Deed. Each Company Shareholder will promptly provide any information reasonably requested by SPAC, the Company or PubCo for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

1.9          Investor Rights Agreement. On the Closing Date, each of the Company Shareholders set forth on Part A of Schedule I hereto shall deliver to SPAC, the Company and PubCo a duly executed copy of the Investor Rights Agreement substantially in the form attached as Exhibit A to the Business Combination Agreement.

1.10          Termination of Company Shareholders’ Agreement. The Company Shareholders and the Company hereby agree that, in accordance with the terms thereof, each of the Company Shareholders’ Agreement or any subscription agreement in respect of any Subject Shares that may exist as of the Second Merger Effective Time between the Company or any of its Subsidiaries, on the one hand, and such Company Shareholder or any of such Company Shareholder’s Affiliates, on the other hand, is hereby terminated effective upon the consummation of the Closing, and thereupon shall be of no further force or effect, without any further action on the part of any of the Company Shareholders or the Company, and neither the Company, the Company Shareholders, nor any of their respective Affiliates or Subsidiaries shall have any further rights, duties, liabilities or obligations thereunder, provided, however, that such termination shall not relieve any Company Shareholders hereto from liability arising in respect of any breach prior to such termination and consummation of the Closing.

1.11          Confidentiality. Each Company Shareholder shall be bound by and comply with Section 12.13 (Confidentiality) of the Business Combination Agreement (and any relevant definitions contained in any such sections) as if such Company Shareholder was an original signatory to the Business Combination Agreement with respect to such provision.

1.12          Further Assurances. Each Company Shareholder shall execute and deliver, or cause to be executed and delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by SPAC, the Company or PubCo, to effect the actions and consummate the Mergers and the other transactions contemplated by this Deed and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS

Each Company Shareholder represents and warrants (solely with respect to itself, himself or herself and not with respect to any other Company Shareholder), severally and not jointly, to SPAC, the Company and PubCo as of the date hereof as follows:

2.1          Organization; Due Authorization. If such Company Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Deed and the consummation of the transactions contemplated hereby are within such Company Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Shareholder. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Deed and to perform his or her obligations hereunder. This Deed has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Deed, this Deed constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Deed is being executed in a representative or fiduciary capacity, the Person signing this Deed has full power and authority to enter into this Deed on behalf of the applicable Company Shareholder.

2.2          Ownership. Such Company Shareholder is the registered holder of legal title, and record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Company Shareholder’s Subject Shares set forth on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Deed, (ii) the Company Articles and the Company Shareholders’ Agreement, (iii) the Business Combination Agreement or (iv) any applicable securities Laws. Such Company Shareholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Company Shareholder on the date of this Deed, and none of such Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Other than as set forth opposite such Company Shareholder’s name on Schedule I hereto, such Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

2.3          No Conflicts. The execution and delivery of this Deed by such Company Shareholder does not, and the performance by such Company Shareholder of his, her or its obligations hereunder will not, (i) if such Company Shareholder is not an individual, conflict with or result in a violation of or a default under the organizational documents of such Company Shareholder or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Company Shareholder pursuant to any Contract binding upon such Company Shareholder or, assuming (solely with respect to performance of this Deed and the transactions contemplated hereby), compliance with the matters referred to in Section 2.3, under any Law to which such Company Shareholder is subject or (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Shareholder or such Company Shareholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Deed.

2.4          No Filings. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by any of the Company Shareholders from, or to be given by any Company Shareholder to, or be made by any Company Shareholder with, any Governmental Entity in connection with the execution, delivery and performance by such Company Shareholder of this Deed, the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Business Combination Agreement.

2.5          Litigation. There are no Actions pending against such Company Shareholder, or to the knowledge of such Company Shareholder threatened against such Company Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Deed.

2.6          Adequate Information. Such Company Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, PubCo and the Company to make an informed decision regarding this Deed and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC, PubCo or the Company and based on such information as such Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Deed. Such Company Shareholder acknowledges that SPAC, the Company and PubCo have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Deed. Such Company Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Shareholder are irrevocable.

2.7          No Inconsistent Agreements. Except for this Deed, such Company Shareholder (a) has not granted any proxies or entered into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or entered into any other agreement, with respect to any Subject Shares, and (b) has not taken any action that would make any representation or warranty of such Company Shareholder herein untrue or incorrect in any material respect, or have the effect of preventing or disabling such Company Shareholder from performing its material obligations hereunder.

2.8          Acknowledgment. Such Company Shareholder understands and acknowledges that each of SPAC, the Company and PubCo is entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Deed.

ARTICLE III

MISCELLANEOUS

3.1          Mutual Release.

(a)          Shareholder Release. Each Company Shareholder, on its own behalf and on behalf of each of its Affiliates (other than the Company or any of its Subsidiaries) and each of its and their successors, assigns and executors (each, a “Shareholder Releasor”), effective as at the Closing, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge PubCo, the Company, SPAC and their respective Subsidiaries and its and their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Shareholder Releasee”), from (i) any and all obligations or duties PubCo, the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Second Merger Effective Time to such Shareholder Releasor or (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Shareholder Releasor has prior to or as of the Second Merger Effective Time, against any Shareholder Releasee arising out of, based upon or resulting from the Company Shareholders’ Agreement, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Second Merger Effective Time (except in the event of fraud on the part of a Shareholder Releasee); provided, however, that nothing contained in this Section 3.1(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party for (i) any claims relating to the agreements, rights and obligations preserved by, created by or otherwise arising out of this Deed or any other Transaction Documents, (ii) any claim of a party against one or more of the other parties for breach of any terms of this Deed or any other Transaction Documents, (iii) any claims relating to any compensation payable by the Company to the relevant party arising from any service of director or employment relationship and/or any cessation thereof (if applicable), or (iv) any claim for fraud.

(b)          PubCo/Company/SPAC Release. Each of PubCo, the Company, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Closing, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company Shareholders and their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties such Company Releasee has prior to or as of the Second Merger Effective Time to such Company Releasor, (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from the Company Shareholders’ Agreement, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Second Merger Effective Time (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 3.1(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party for (i) any claims relating to the agreements, rights and obligations preserved by, created by or otherwise arising out of this Deed or any other Transaction Documents, (ii) any claim of a party against one or more of the other parties for breach of any terms of this Deed or any other Transaction Documents, or (iii) any claim for fraud.

3.2          Termination. This Deed shall terminate and be of no further force or effect upon the earliest to occur of: (a) with respect to each Company Shareholder, the mutual written consent of SPAC, the Company, PubCo and such Company Shareholder, (b) the Closing, and (c) the termination of the Business Combination Agreement in accordance with its terms. Upon such termination of this Deed, all obligations of the relevant parties under this Deed will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Deed shall not relieve any party hereto from liability arising in respect of any breach of this Deed prior to such termination. Section 1.3 and this ARTICLE III shall survive the termination of this Deed.

3.3          Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)          This Deed and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Deed and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Deed and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the laws of the Cayman Islands are mandatorily applicable.

(b)          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS DEED AND FOR ANY COUNTERCLAIM RELATING THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

3.4          Assignment. This Deed and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Deed nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio.

3.5          Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Deed in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Deed and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Deed shall not be required to provide any bond or other security in connection with any such order or injunction.

3.6          Joinder.  A party to the Company Shareholders’ Agreement may join this Deed by executing and delivering to PubCo a properly executed deed to be bound by the terms of this Deed in a form satisfactory to PubCo, the Company and SPAC (a “Deed of Adherence”). The execution of a Deed of Adherence shall constitute a permitted amendment of this Deed.

3.7          Amendment. This Deed may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

3.8          Severability. If any provision of this Deed is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Deed will remain in full force and effect. Any provision of this Deed held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.9          Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the parties for the purpose of this Deed are:

If to the Company or PubCo:

APRIONIA Therapeutics Inc.
245 Main Street, 3rd Floor,
Cambridge, MA 02142
Attention: JANG Ming-Kuei
Email: [***]

with a required copy (which shall not constitute notice) to:

Cooley HK
35th Floor, Two Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Will H. Cai
Email: wcai@cooley.com

If to SPAC or PubCo:

Ross Acquisition Corp II
1 Pelican Lane
Palm Beach, Florida 33480
Attention: Wilbur L. Ross and Nadim Qureshi
Email: [***] and [***]

with a required copy (which shall not constitute notice) to:

White & Case LLP
111 South Wacker Drive, Suite 5100
Chicago, Illinois 60606
Attention: Gary Silverman
E-mail: Gary.Silverman@whitecase.com

If to a Company Shareholder:

To such Company Shareholder’s address set forth in Schedule I hereto with a required copy (which shall not constitute notice) to:

Cooley HK
35th Floor, Two Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Will H. Cai
Email: wcai@cooley.com

3.10          No Third-Party Beneficiaries. This Deed is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Deed may only be enforced against, and any Laws that may be based upon, arise out of or relate to this Deed, or the negotiation, execution or performance of this Deed may only be made against, the Persons expressly named as parties hereto.

3.11          Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

3.12          Counterparts. This Deed may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

3.13          Entire Agreement. This Deed and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Shareholder Support Deed as a deed and delivered it as of the date first written above.

EXECUTED AND DELIVERED	)
AS A DEED in the name of	)
[Name of Shareholder]	)
by its duly authorized representative	)
in the presence of:	) Name:
) Title:

Signature of Witness

Signature Page to Shareholder Support Deed

IN WITNESS WHEREOF, each of the undersigned has executed this Shareholder Support Deed as a deed and delivered it as of the date first written above.

EXECUTED AND DELIVERED	)
AS A DEED in the name of	)
APRINOIA Therapeutics Inc.	)
by its duly authorized representative	)
in the presence of:	) Name: Jang, Ming-Kuei
) Title: Director

Signature of Witness

Signature Page to Shareholder Support Deed

IN WITNESS WHEREOF, each of the undersigned has executed this Shareholder Support Deed as a deed and delivered it as of the date first written above.

EXECUTED AND DELIVERED	)
AS A DEED in the name of	)
Ross Acquisition Corp II	)
by its duly authorized representative	)
in the presence of:	) Name: Wilbur L. Ross, Jr.
) Title: President and Chief Executive Officer

Signature of Witness

Signature Page to Shareholder Support Deed

IN WITNESS WHEREOF, each of the undersigned has executed this Shareholder Support Deed as a deed and delivered it as of the date first written above.

EXECUTED AND DELIVERED	)
AS A DEED in the name of	)
APRINOIA Therapeutics Holdings Limited	)
by its duly authorized representative	)
in the presence of:	) Name: Jang, Ming-Kuei
) Title: Director

Signature of Witness

Signature Page to Shareholder Support Deed

Schedule I
Company Shareholders

[***]

Schedule I